Exhibit 99.1

AST SpaceMobile Announces Pricing of Private Offering of $1.0 Billion of Convertible Senior Notes Due 2036

MIDLAND, Texas—(BUSINESS WIRE) – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced the pricing of $1.0 billion aggregate principal amount of 2.250% convertible senior notes due 2036 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Notes to the initial purchasers is expected to settle on February 17, 2026, subject to customary closing conditions.

The Notes have an initial conversion price of approximately $116.30 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 20% to the last reported sale price of AST SpaceMobile’s Class A common stock on February 11, 2026.

Option to Purchase Additional Notes:

AST SpaceMobile also granted the initial purchasers of the Notes in the Notes Offering an option to purchase, for settlement within the period from, and including, the date the Notes are first issued to, and including, February 20, 2026, up to an additional $150.0 million aggregate principal amount of Notes.

Use of Proceeds:

AST SpaceMobile estimates that the net proceeds from the Notes Offering will be approximately $983.7 million (or approximately $1,131.4 million if the initial purchasers’ option to purchase additional Notes is exercised in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by AST SpaceMobile. AST SpaceMobile intends to use the net proceeds from the Notes Offering for general corporate purposes, including without limitation, accelerating the deployment of AST SpaceMobile’s controlled spectrum bands on a global basis, monetizing the capabilities of AST SpaceMobile’s proprietary technology to capture the evolving commercial opportunities related to artificial intelligence, enhancing investment in government space opportunities in the U.S, reducing higher interest debt, and pursuing opportunistic investments to accelerate AST SpaceMobile’s SpaceMobile Service and capabilities.

Additional Details of the Notes:

The Notes will be senior, unsecured obligations of AST SpaceMobile. The Notes will accrue interest at an annual rate of 2.250%, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2026. The Notes will mature on April 15, 2036, unless earlier converted or repurchased.

Prior to the close of business on the business day immediately preceding January 15, 2036, noteholders will have the right to convert their Notes only upon the satisfaction of specified conditions and during certain periods. On or after January 15, 2036 and until the close of business on the second scheduled trading day immediately preceding April 15, 2036, noteholders may convert their Notes at any time regardless of these conditions. The initial conversion rate will be 8.5982 shares of AST SpaceMobile’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $116.30 per share of AST SpaceMobile’s Class A common stock, which represents a premium of approximately 20% over the last reported sale price of $96.92 per share of AST SpaceMobile’s Class A common stock on the Nasdaq Global Select Market on February 11, 2026), subject to adjustment in certain circumstances. AST SpaceMobile will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of AST SpaceMobile’s Class A common stock, or a combination thereof, at AST SpaceMobile’s election.

The Notes will not be redeemable at AST SpaceMobile’s option prior to April 15, 2036, and no sinking fund is provided for the Notes.

Noteholders will have the right, subject to certain conditions and exceptions described in the indenture governing the Notes (the “indenture”), to require AST SpaceMobile to repurchase for cash all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture) at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date. In addition, following certain corporate events that occur prior to April 15, 2036, AST SpaceMobile will, in certain circumstances, increase the conversion rate for a noteholder who elects to convert its Notes in connection with such corporate events.

The Notes are only being offered and will only be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the Notes nor the shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or any shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Registered Direct Offerings/Existing Convertible Notes Repurchases:

In a separate press release, AST SpaceMobile also announced today the pricing of its two previously announced separate, registered direct offerings (the “Registered Direct Offerings”). AST SpaceMobile has agreed to sell an aggregate of 6,337,964 shares of its Class A common stock in the Registered Direct Offerings, consisting of 1,862,741 shares of its Class A common stock to holders of its existing 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) and 4,475,223 shares of its Class A common stock to holders of its existing 2.375% convertible senior notes due 2032 (the “2.375% Convertible Notes” and together with the 4.25% Convertible Notes, the “Existing Notes”), respectively. The issuance and sale of the shares of AST SpaceMobile’s Class A common stock are scheduled to settle on February 20, 2026, subject to customary closing conditions.

AST SpaceMobile intends to use the net proceeds from the relevant Registered Direct Offering, together with cash on hand, to repurchase for cash approximately $46.5 million aggregate principal amount of its 4.25% Convertible Notes and $250.0 million aggregate principal amount of its 2.375% Convertible Notes, respectively, as described below.

Concurrently with the pricing of the Notes Offering and the Registered Direct Offerings, AST SpaceMobile entered into separate, privately negotiated transactions with a limited number of holders of its Existing Notes to repurchase for cash approximately $46.5 million aggregate principal amount of its 4.25% Convertible Notes and $250.0 million aggregate principal amount of its 2.375% Convertible Notes (the “Existing Convertible Notes Repurchases”). The Existing Convertible Notes Repurchases will in each case be subject to closing conditions that may not be satisfied. In addition, following completion of the Notes Offering, AST SpaceMobile may repurchase additional Existing Notes of either or both series.

In connection with the Existing Convertible Notes Repurchases, certain holders of the Existing Notes that participate in such repurchases may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to such Existing Notes or to hedge or unwind their exposure in connection with such repurchases. The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock and the trading price of the Notes and Existing Notes. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Notes, the Existing Notes or AST SpaceMobile’s Class A common stock.

The completion of the Notes Offering is not contingent on the completion of either Registered Direct Offering or any Existing Convertible Notes Repurchases and the completion of the Registered Direct Offerings and the Existing Convertible Notes Repurchases are not contingent on the completion of the Notes Offering. Each Registered Direct Offering and the Existing Convertible Notes Repurchases to be funded by such offering are cross-conditional.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock in the Registered Direct Offerings. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion of the Notes Offering, the granting of an option to purchase additional Notes, the expected use of the net proceeds from the Notes Offering, and the concurrent Registered Direct Offerings of AST SpaceMobile’s Class A common stock and separate Existing Convertible Notes Repurchases. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “anticipates,” “expects,” “intends,” “may,” “will,” “potential,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will consummate the Notes Offering, the Registered Direct Offerings and/or the Existing Convertible Notes Repurchases, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon the exercise of the initial purchasers’ option to purchase additional Notes, the anticipated use of the net proceeds from the Notes Offering, which could change as a result of market conditions or for other reasons, whether AST SpaceMobile will consummate the Registered Direct Offerings and/or the Existing Convertible Notes Repurchases, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, its Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 11, 2025, as amended on September 12, 2025, its Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 10, 2025 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com